UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2016

SAEXPLORATION HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-35471

(Commission file number)

27-4867100

(IRS Employer Identification No.)

1160 Dairy Ashford Rd., Suite 160, Houston, Texas 77079

(Address of principal executive offices) (Zip Code)

(281) 258-4400

(Company’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14(d)-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

As previously announced, on June 13, 2016, SAExploration Holdings, Inc. (the “Company”) entered into a comprehensive restructuring support agreement (the “Restructuring Support Agreement”) with holders (the “Supporting Holders”) of approximately 66.67% of the par value of the Company’s 10.000% Senior Secured Notes due 2019 (the “Existing Notes”), pursuant to which the Supporting Holders and the Company agreed to enter into and implement a comprehensive restructuring of the Company’s balance sheet (the “Restructuring”).

On July 27, 2016, the Company completed its previously announced exchange offer and consent solicitation (the “Exchange Offer”) related to the Company’s Existing Notes. In the Exchange Offer, the Company offered to exchange any and all of the Existing Notes held by eligible holders for up to (i) $70,000,000 aggregate principal amount of 10.000% Senior Secured Second Lien Notes due 2019 (the “New Notes”) and (ii) 6,497,979 shares of the Company’s common stock (the “New Notes Shares”), upon the terms and subject to the conditions set forth in the Company’s Exchange Offer Memorandum and Consent Solicitation Statement and related Letter of Transmittal and Consent, each dated June 24, 2016. Concurrently with the Exchange Offer, the Company solicited consents from holders of the Existing Notes to adopt certain proposed amendments (the “Proposed Amendments”) to the Indenture under which the Existing Notes were issued (the “Existing Notes Indenture”), the existing intercreditor agreement and related collateral and security agreements relating to the Existing Notes. As previously announced, following the irrevocable receipt of the requisite consents, on June 29, 2016, the Company entered into a first supplemental indenture to the Existing Notes Indenture, an amended and restated intercreditor agreement dated as of June 29, 2016, by and among Wells Fargo Bank, National Association, as lender and collateral agent for the Existing Revolving Credit Facility, Wilmington Savings Fund Society, FSB, as trustee and collateral agent for the Existing Notes, and Delaware Trust Company, as administrative and collateral agent for the New Senior Loan Facility, which was joined by the noteholder collateral agent for the New Notes on July 27, 2016 (the “New Intercreditor Agreement”), and a first amendment to the security agreement relating to the Existing Notes, among other things. In addition, as previously announced, on June 29, 2016, (i) the Company, as borrower, and each of the Company’s domestic subsidiaries, as guarantors (the “Guarantors”), entered into a new senior secured multi-draw term loan facility (the “New Senior Loan Facility”) with the lenders, including the Supporting Holders, from time to time party thereto, and Delaware Trust Company, as collateral agent and administrative agent (the “New Senior Loan Facility Agent”) and (ii) the Company, the Guarantors and Wells Fargo Bank, National Association, as lender, entered into an amendment to the Credit and Security Agreement, dated November 6, 2014 (as amended, the “Existing Revolving Credit Facility”). For additional information on the agreements giving effect to the Proposed Amendments, refer to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 1, 2016.

In exchange for $138,128,000 in aggregate principal amount of Existing Notes, representing approximately 98.7% of the outstanding aggregate principal amount of the Existing Notes, validly tendered and accepted for exchange in the Exchange Offer, the Company issued (i) $69,064,000 aggregate principal amount of its New Notes and (ii) 6,410,502 New Notes Shares, after giving effect to the Reverse Stock Split described below. The Company delivered cash in lieu of any fractional shares. In addition, each participating holder received accrued and unpaid interest on its tendered Existing Notes that were accepted for exchange from their last interest payment date to, but not including, the settlement date, which was paid in the form of additional New Notes, in an aggregate amount of $7,458,912.

Indenture

The terms of the New Notes are governed by the indenture (the “Indenture”), dated as of July 27, 2016, among the Company, its domestic subsidiaries party thereto (the “Guarantors”) and Wilmington Savings Fund Society, FSB, as trustee (the “Trustee”) and noteholder collateral agent (the “Noteholder Collateral Agent”).

The New Notes will mature on September 24, 2019, provided that, if any Existing Notes remain outstanding as of 5:00 p.m. (New York City time) on March 31, 2019, then upon the affirmative vote of the holders of a majority of then-outstanding principal amount of New Notes, the maturity date of the New Notes shall become April 14, 2019. Interest is payable on January 15, April 15, July 15 and October 15 of each year, commencing on October 15, 2016.

The New Notes will bear interest at a rate of 10.000% per annum payable in cash, accruing from July 27, 2016; provided, however, that for each interest payment date for the New Notes through, and including the July 15, 2017 interest payment date, the Company may, at its option, pay interest on any or all such interest payment dates in kind by the issuance of additional New Notes. Interest paid in-kind will accrue on the New Notes at a rate per annum of 11.000%, which is the cash interest rate plus 100 basis points. Any additional New Notes issued as in-kind interest will be fungible with, and will accrue interest at the same rate as, the New Notes.

The New Notes are unconditionally guaranteed, jointly and severally, by all of the Company’s existing and future domestic restricted subsidiaries, except for immaterial subsidiaries and certain holding companies holding interests in controlled foreign corporations (the “New Guarantees”). The New Notes and the New Guarantees are secured on a second priority basis by liens on substantially all of the Company’s and the Guarantors’ assets, subject to certain exceptions and permitted liens, securing (i) the obligations under the Existing Revolving Credit Facility on a senior first priority basis, (ii) the New Senior Loan Facility on a junior first priority basis and (iii) the Existing Notes on a third priority basis. Further, the New Notes will be:

•	equal in right of payment to all of the Company’s and the Guarantors’ existing and future senior indebtedness;

•	structurally subordinated to all existing and future liabilities of any of the Company’s non-guarantor subsidiaries;

•	senior in right of payment to all of the Company’s and the Guarantors’ future subordinated indebtedness;

•	effectively senior to the Existing Notes and any of the Company’s and the Guarantors’ existing and future unsecured senior indebtedness, to the extent of the value of the collateral securing such indebtedness;

•	effectively junior to the Company’s and the Guarantors’ obligations under the Existing Revolving Credit Facility and the New Senior Loan Facility, to the extent of the value of the collateral securing such indebtedness; and

•	effectively junior to any existing and future secured indebtedness secured by assets not constituting collateral for the New Notes and the New Guarantees to the extent of the value of the collateral securing such indebtedness.

The Company has the right to redeem up to $35 million of the New Notes at a redemption price of 100% of the principal amount of the New Notes plus accrued and unpaid interest out of proceeds received from certain Alaska tax credit certificates that have been assigned to the Company, provided that the Company has first repaid in full the Existing Revolving Credit Facility and the New Senior Loan Facility and all commitments thereunder have been canceled. The Company has no other optional redemption rights.

The New Notes are subject to a make-whole provision requiring that if the New Notes are accelerated or otherwise become due and payable prior to their stated maturity due to an event of default, then an applicable premium determined in accordance with the Indenture will also be immediately due and payable, together with principal of, accrued and unpaid interest on, the New Notes.

Subject to certain exceptions, upon the occurrence of a Change of Control (as defined in the Indenture), each holder of New Notes will have the right to require the Company to purchase that holder’s New Notes for a cash price equal to 101% of the principal amounts to be purchased, plus accrued and unpaid interest to the date of purchase. Upon the occurrence of an Asset Sale (as defined in the Indenture), each holder of New Notes will have the right to require the Company to purchase that holder’s New Notes for a cash price equal to 100% of the principal amounts to be purchased, plus accrued and unpaid interest to the date of purchase, prepayment or redemption, from any proceeds from the Asset Sale in excess of $7.5 million that are not otherwise used by the Company to either reduce its debt, reinvest in assets or acquire a permitted business.

The Indenture contains various covenants that, subject to certain exceptions, limit the ability of the Company and its restricted subsidiaries to, among other things: (i) transfer or sell assets; (ii) pay dividends, redeem subordinated indebtedness or make other restricted payments; (iii) incur or guarantee additional indebtedness or, with respect to its restricted subsidiaries, issue preferred stock; (iv) create or incur liens; (v) incur dividend or other payment restrictions affecting its restricted subsidiaries; (vi) consummate a merger, consolidation or sale of all or substantially all of its or its subsidiaries’ assets; (vii) enter into transactions with affiliates; (viii) engage in business other than its current business and reasonably related extensions thereof; and (ix) take or omit to take any actions that would adversely affect or impair in any material respect the collateral securing the New Notes.

The Indenture also contains other customary terms and conditions, including relating to customary events of default. If an event of default occurs and is continuing, then all outstanding New Notes either become due and payable immediately without further action or notice (in the event of a bankruptcy default), or the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding New Notes may declare the principal of, and any accrued interest on, the New Notes to be due and payable immediately (in the event of another default).

The summary of the Indenture, the New Notes, the form of which is included in the Indenture, and the New Guarantees set forth in this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to the text of the Indenture, a copy of which is being filed as Exhibit 4.1 hereto and is incorporated herein by reference, and the Notation of Guarantee, a copy of which is being filed as Exhibit 4.3 hereto and is incorporated herein by reference.

Additional Indebtedness Joinder and Designation

In connection with the entry into the Indenture and the issuance of the New Notes, the Trustee and Noteholder Collateral Agent entered into an Additional Indebtedness Joinder and Designation dated July 27, 2016 (the “Joinder”) with the collateral agent for the Existing Revolving Credit Facility, the collateral agent for the New Senior Loan Facility and the noteholder collateral agent for the Existing Notes. Pursuant to the Joinder, the Noteholder Collateral Agent, for and on behalf of the holders of the New Notes, agreed to become a party to, and to be subject to the terms of, the New Intercreditor Agreement and the existing parties to the New Intercreditor Agreement agreed that the New Notes and the New Guarantees shall constitute additional debt under the New Intercreditor Agreement with the relative ranking described above.

The summary of the Joinder set forth in this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to the text of the Joinder, a copy of which is being filed as Exhibit 4.4 hereto and is incorporated herein by reference.

Security Agreement

In connection with the issuance of the New Notes and execution of the Indenture, the Company, the Guarantors and the Noteholder Collateral Agent entered into a Security Agreement, dated as of July 27, 2016 (the “Security Agreement”), pursuant to which the Company and the Guarantors pledged substantially all of their assets to secure their obligations under the New Notes and the Indenture, subject to certain exclusions and exceptions as set forth in such agreement as well as the New Intercreditor Agreement. The New Notes and the New Guarantees are not secured by the assets of the Company’s subsidiaries that are not Guarantors.

The summary of the Security Agreement set forth in this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to the text of the Security Agreement, a copy of which is being filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Registration Rights Agreement

On July 27, 2016, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with parties who received newly issued common stock on July 27, 2016 (the “RRA Holders”). The Registration Rights Agreement requires the Company to use its commercially reasonable efforts to prepare and file a shelf registration statement (the “Shelf Registration Statement”) registering the offering and sale on a delayed or continuous basis of all Registrable Securities (as defined in the Registration Rights Agreement), and to keep such Shelf Registration Statement effective until the earliest of (i) the date as of which all Registrable Securities have been sold pursuant to the Shelf Registration Statement, (ii) the date on which the Registration Rights Agreement terminates and (iii) such shorter period as the RRA Holders of at least 50% of Registrable Securities with respect to the Shelf Registration shall agree in writing

Pursuant to the Registration Rights Agreement, RRA Holders have customary underwritten offering and piggyback registration rights, subject to the limitations set forth in the Registration Rights Agreement. Under their underwritten offering rights, individual RRA Holders that together own Registrable Securities representing at least 50% of the outstanding shares of the Company’s common stock have the right to demand the Company to effectuate the distribution of any or all of their Registrable Securities by means of an underwritten offering pursuant to the Shelf Registration Statement. No individual holder may exercise this right more than two times. The Company is not obligated to effect an underwritten demand notice within 90 days of closing another underwritten offering. Under their piggyback registration rights, if at any time the Company proposes to conduct an underwritten offering for its own account, the Company must allow such RRA Holders to include a specified number of their Registrable Securities in the offering. These rights are subject to certain conditions and limitations, including certain rights to limit the number of shares to be included in an underwritten offering and the Company’s right to delay or withdraw a registration statement or an offer and sale of Registrable Securities pursuant to such registration statement (including underwritten offerings) under certain circumstances. The registration rights granted in the Registration Rights Agreement are subject to customary indemnification and contribution provisions.

The summary of the Registration Rights Agreement set forth in this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to the text of the Registration Rights Agreement, a copy of which is being filed as Exhibit 10.2 hereto and is incorporated herein by reference.

Warrant Agreement

On July 27, 2016, the Company entered into a warrant agreement (the “Warrant Agreement”) with Continental Stock Transfer and Trust Company, as warrant agent (the “Warrant Agent”). Pursuant to the Warrant Agreement, the Company issued two series of warrants (the “Series A Warrants” and the “Series B Warrants”, together, the “Warrants”) to the holders of the Company’s common stock as of July 26, 2016, such Warrants to expire at the close of business on July 27, 2021 (the “Expiration Date”). Following July 27, 2016, there are 154,108 Series A Warrants outstanding to purchase up to an aggregate of 154,108 shares of common stock at an initial exercise price of $10.30 per share (the “Series A Exercise Price”). Following July 27, 2016, there are 154,108 Series B Warrants outstanding to purchase up to an aggregate of 154,108 shares of common stock at an initial exercise price of $12.88 per share (the “Series B Exercise Price”). The Warrants may generally be exercised during the period commencing 30 days prior to the Expiration Date, subject to receipt by the Company of certain Alaska tax credits. Upon issuance, the shares issued under the Warrants will represent 4.5% of the outstanding shares of common stock as of July 27, 2016, subject to the issuance of (i) additional shares of common stock under a new 2016 Long-Term Incentive Plan, which, once adopted, will reserve 1,038,258 shares of common stock for issuance, and (ii) 132,093 shares of common stock to the lenders under the New Senior Loan Facility as an anti-dilution protection relative to the Warrants.

Until such time as the Warrants and the shares of common stock issuable under the Warrants are registered under the Securities Act of 1933, as amended (the “Securities Act”), they will be subject to restrictions on transfer. The Company has agreed in the Warrant Agreement to customary resale registration rights.

Adjustments. The number of shares of common stock for which a Warrant is exercisable, and the exercise price per share of such Warrant are subject to adjustment pursuant to a customary anti-dilution provision.

Reorganization Event. Upon the occurrence of certain events constituting a Fundamental Equity Change (as defined in the Warrant Agreement) or a reorganization, recapitalization, reclassification, consolidation or similar event as a result of which the common stock would be converted into, changed into or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof), each Warrant holder will have the right to receive, upon exercise of a Warrant, an amount of securities, cash or other property received in connection with such event with respect to or in exchange for the number of shares of common stock for which such Warrant is exercisable immediately prior to such event.

Net Share Settlement. No payment of cash will be required in connection with the exercise of a Warrant (a “Net Share Settlement”). In connection with such Net Share Settlement, the Company shall deliver, without any cash payment therefor, a number of shares of common stock equal to the fair value (as of the exercise date for such Warrant) of one share of common stock minus the Series A Exercise Price or Series B Exercise Price, as applicable, divided by the fair value of one share of common stock.

The summary of the Warrant Agreement set forth in this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to the text of the Warrant Agreement, a copy of which is being filed as Exhibit 10.3 hereto and is incorporated herein by reference.

The information in Item 5.02 with respect to the Indemnification Agreements is incorporated into this Item 1.01 by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 is incorporated into this Item 2.03 by reference.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 27, 2016, the Company provided notice to the Nasdaq Stock Market that, as a result of the resignation of certain directors from the Board of Directors, and the appointment of new members to the Board of Directors, as described in more detail in Item 5.02 below, the Company is currently not in compliance with the audit committee composition requirement of Nasdaq Listing Rule 5605(c)(2)(A) due to one vacancy on the Audit Committee. The Company fully expects to regain compliance with Nasdaq Rule 5605(c)(2)(A) within the cure period provided for in Nasdaq Rule 5605(c)(4)(B).

Item 3.02.	Unregistered Sales of Equity Securities.

The information in Item 1.01 regarding the New Notes Shares and Warrants is incorporated into this Item 3.02 by reference. In addition, in connection with the entry into the New Senior Loan Facility and draws under the New Senior Loan Facility, the Company has issued 2,803,302 shares of common stock, after giving effect to the Reverse Stock Split described below, to the lenders thereunder (the “New Senior Loan Shares”), which include the Supporting Holders who participated in the Exchange Offer. These New Senior Loan Shares include shares of common stock equal to 9.4% of the Company’s outstanding stock upon consummation of the Exchange Offer issued to the initial lenders who funded the Company’s borrowings pursuant to its initial draw under the New Senior Loan Facility and additional shares of common stock equal to 18.8% of the Company’s outstanding common stock upon consummation of the Exchange Offer, or 934,432 and 1,868,870 shares, respectively, after giving effect to the Reverse Stock Split described below.

The New Notes Shares and New Senior Loan Shares collectively represent 9,213,804 shares, or 98.6% of the Company’s 9,344,325 shares of common stock outstanding as of July 27, 2016, and as a result of these issuances, subject to dilution by the issuance of (i) additional shares of common stock under a new 2016 Long-Term Incentive Plan, which, once adopted, will reserve 1,038,258 shares of common stock for issuance, (ii) approximately 308,217 shares under the Warrants, and (iii) approximately 132,093 shares issuable to the lenders under the New Senior Loan Facility as an anti-dilution protection relative to the Warrants. The New Notes Shares, the New Senior Loan Shares and the Warrants were issued upon consummation of the Exchange Offer on July 27, 2016.

The New Notes, the New Guarantees, the New Notes Shares and the New Senior Loan Shares were issued in reliance on an exemption from registration set forth in Section 4(a)(2) and/or Regulation S of the Securities Act. The Warrants were issued in a transaction not involving a sale and not required to be registered under the Securities Act.

Item 3.03.	Material Modification to Rights of Security Holders.

The information in Item 1.01 with respect to the Joinder is incorporated into this Item 3.03 by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 27, 2016, each of Gregory R. Monahan, Eric S. Rosenfeld, David D. Sgro and Brent Whiteley resigned from the Board of the Directors of the Company, effective upon acceptance of such resignations by the remaining directors, which occurred on July 27, 2016.

Immediately following such resignation, the remaining directors of the Company’s Board of Directors filled such vacancies through the immediately effective appointment of L. Melvin Cooper, Michael Kass and Jacob Mercer as directors (the “New Directors”) of the Company.

L. Melvin Cooper currently serves as the Senior Vice President and Chief Financial Officer of Forbes Energy Services Ltd. (NASDAQ: FES) (“Forbes”), a public company in the energy services industry. Prior to joining Forbes in 2007, Mr. Cooper served in financial or operating roles of various companies involved oilfield site preparation, serving new home builders, supply chain management, and other industries. Since October 2010, Mr. Cooper has served on the Board of Directors of Flotek Industries, Inc. (NYSE: FTK), where he is a member of the Nominating and Corporate Governance, Audit, and Compensation Committees. Since August 2012, Mr. Cooper has served on the Board of Directors of Par Pacific Holdings, Inc. (NYSE: PARR), where he is a member of the Audit and Nominating and Corporate Governance Committees. Mr. Cooper received the Board Leadership Fellow certification from the National Association of Corporate Directors (“NACD”) where he is also a member of the Board of Directors of the NACD Houston/Austin/San Antonio Chapter. Mr. Cooper earned a degree in accounting from Texas A&M University-Kingsville (formerly Texas A&I) in 1975 and is a Certified Public Accountant.

Michael Kass is a Senior Research Analyst at BlueMountain Capital concentrating on stressed and distressed credit across multiple industry sectors. Previously, Mr. Kass was a co-founder and Head of Research at 3-Sigma Value Management. Prior to 3-Sigma, Mr. Kass served for several years as a Vice President in Lehman’s Global Restructuring Group, where he advised debtors, financial sponsors and GSEs in bankruptcy proceedings in sectors including aviation, media and natural resources. Prior to Lehman, Mr. Kass was an Associate at Miller Buckfire and Co., focusing on restructurings in telecom, industrials, and restaurants. He began his career at McKinsey and Co., which he joined after receiving his JD magna cum laude from Harvard Law School, his BSE in International Finance from Wharton, and his BA summa cum laude from University of Pennsylvania.

Jacob Mercer is a Senior Portfolio Manager at Whitebox Advisors. Prior to joining Whitebox, Mr. Mercer worked for Xcel Energy as Assistant Treasurer and Managing Director. Before joining Xcel Energy, he was a Senior Credit Analyst and Principal at Piper Jaffray and a Research Analyst at Voyageur Asset Management. Mr. Mercer also served as a logistics officer in the United States Army. Mr. Mercer has served on a number of boards of directors including Par Pacific (NYSE: PARR), Piceance Energy, Platinum Energy Solutions, and Ceres Global Ag (TSX: CRP). Mr. Mercer holds a BA with a double major in economics and business management from St. John’s University. He also holds the Chartered Financial Analyst (CFA) designation.

Messrs. Kass and Mercer were designated as Class B directors, and Mr. Cooper was designated as a Class C director. Messrs. Cooper and Dalton shall serve as members of the Audit Committee of the Company, Messrs. Cooper, Dalton and Mercer shall serve as members of the Compensation Committee of the Company and Messrs. Dalton, Kass and Mercer shall serve as members of the Nominating Committee of the Company. The Board of Directors determined that each of the members of the Audit Committee, the Compensation Committee and the Nominating Committee is independent under the applicable Nasdaq listing standards and that the members of the Audit Committee are independent under Rule 10A-3 of the Securities Exchange Act of 1934, as amended. With respect to director compensation for each of the New Directors, see “Item 11. Executive Compensation–Director Compensation–General” in the Company’s Form 10-K/A filed with the Securities and Exchange Commission on April 29, 2016.

In connection with the consummation of the Exchange Offer, the Company has terminated its 2013 Long-Term Incentive Plan.

On July 27, 2016, the Company entered into indemnification agreements (the “Indemnification Agreements”) with Jeff Hastings, Brian Beatty, Brent Whiteley, Mike Scott, Darin Silvernagle, Ryan Abney, Gary Dalton and each of the New Directors (each, an “Indemnitee”). The Indemnification Agreements supersede and replace the indemnification agreements previously entered into with any such individuals. The Indemnification Agreements are intended to provide indemnification rights for actions or omissions to act while the Indemnitees are or were acting as directors, officers, employees or agents of the Company (among certain other limited roles). In connection therewith, the Company will indemnify (except in certain limited circumstances) the Indemnitees against, among other things, all expenses (including attorneys’ fees), damages, losses, liabilities, judgments, fines, penalties (whether civil, criminal or other), Employee Retirement Income Security Act of 1974 losses and amounts paid in settlement pursuant to (i) any threatened, asserted, pending or completed claim, demand, action, suit or proceeding, whether civil, criminal, administrative, arbitrative, investigative or other, and whether made pursuant to federal, state or other law, and (ii) any threatened, pending or completed inquiry or investigation, whether made, instituted or conducted by or at the behest of the Company or any other person, including any federal, state or other court or governmental entity or agency and any committee or other representative of any corporate constituency, to the fullest extent permitted by applicable law. In addition, the Indemnification Agreements provide for the advancement of expenses incurred by the Indemnitees in connection with any proceeding covered by the Indemnification Agreements, provided that the Indemnitees must repay the advanced amounts if, upon conclusion of the proceeding, it is ultimately determined that the Indemnitees were not entitled to indemnification.

The summary of the Indemnification Agreements set forth in this Item 5.02 does not purport to be complete and is qualified in its entirety by reference to the text of the Form of Director and Officer Indemnification Agreement, a copy of which is being filed as Exhibit 10.4 hereto and is incorporated herein by reference.

The appointment of the New Directors, reflects an arrangement incorporated into the Restructuring Support Agreement, pursuant to which the Supporting Holders are entitled to select six of the seven members of the Board of Directors. The Restructuring Support Agreement contemplates that each of BlueMountain Capital Management, LLC (“Blue Mountain”) and Whitebox Advisors LLC (“Whitebox”) shall have the right to select one director to be nominated by the Company for so long as each of their equity holdings following the consummation of the Exchange Offer exceeds 10% of the Company’s total outstanding shares. Mr. Kass is an employee of BlueMountain and Mr. Mercer is an employee of Whitebox. Each of BlueMountain and Whitebox are Supporting Holders. Each of the Supporting Holders, including BlueMountain and Whitebox, are lenders under the Company’s New Senior Loan Facility and parties to the Registration Rights Agreement with respect to shares of common stock received in connection with the Restructuring.

The information in Item 1.01 is incorporated into this Item 5.02 by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the Restructuring, on June 14, 2016, the Board of Directors authorized an amendment (the “Amendment”) to the Second Amended and Restated Certificate of Incorporation of the Company to effect a reverse stock split of the shares of common stock of the Company at a ratio of 135-to-1 (the “Reverse Stock Split”). The Amendment did not affect the number of authorized shares under the Second Amended and Restated Certificate of Incorporation. On June 15, 2016, the Amendment was approved by the written consent of the Company’s stockholders holding a majority of the outstanding shares of common stock entitled to vote as of June 15, 2016. The Amendment became effective upon filing with the Secretary of State of the State of Delaware on July 26, 2016, and is attached as Exhibit 3.1.

On July 27, 2016, the Board of Directors approved amendments to the Company’s Amended and Restated Bylaws. Among other things, including immaterial, conforming and technical changes, the new Second Amended and Restated Bylaws (the “Bylaws”):

•	allow each of Blue Mountain and Whitebox Advisors LLC, together with their respective affiliates (each a “Principal Stockholder”), for so long as either holds at least ten percent of the Company’s outstanding common stock, to (1) nominate one director to be included in the Company’s slate of nominees and proxy materials, (2) be the sole stockholders who may remove their respective nominated director from the Board of Directors, with or without cause until the third annual meeting of stockholders following July 27, 2016, and (3) have their respective nominee director included in all committees of the Board of Directors, as long as they meet the qualifications necessary to be a member;

•	allow holders of a majority of the outstanding common stock to each call a special meeting in addition to the majority of the Board of Directors;

•	except in connection with the election of any director nominated by Blue Mountain, allow for changes in voting rights for any affiliate of Blue Mountain that is not a “United States person,” as such term is defined in Section 7701(a)(30) of the Internal Revenue Code of 1986, and that is managed by the Blue Mountain Stockholder (a “Non-U.S. Blue Mountain Investment Fund”) who holders greater than 10% of the total number of votes applicable to all shares of Common Stock;

•	renounce any interest or expectancy by the Company in, or in being offered an opportunity to participate in, business opportunities that are presented to any of the Principal Stockholders, their respective affiliates, managed investment funds or portfolio companies or any of their respective officers, directors, agents, stockholders, members, partners, employees, or any director designated for nomination by the Principal Stockholders;

•	require stockholder notices for stockholder proposals and nominations to be submitted between 60 and 90 days ahead of the first anniversary of the prior year’s annual meeting; provided, however, that if (i) the annual meeting of stockholders is advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of the prior year’s annual meeting of stockholders or (ii) no annual meeting was held during the prior year, the notice by the stockholder to be timely must be received (A) no earlier than 90 days before such annual meeting and (B) no later than the later of 60 days before such annual meeting and the tenth day after the day on which the notice of such annual meeting was made by mail or public disclosure;

•	expand the procedures and scope of required information to be submitted by stockholders in connection with stockholder proposals and nominations, including the provision of certain certifications as to a nominee’s qualifications;

•	allow special meetings of the Board of Directors to be called on at least 24 hours notice by the chairman, president or secretary on the written request of any two directors;

•	removed the prior indemnification provisions, which are expected to be expanded in the Third Amended and Restated Certificate of Incorporation;

•	require directors to be elected by a majority vote unless the nominees for directors exceed the number of vacancies, in which case, a plurality vote is required to elect;

•	in connection with expected changes in the Third Amended and Restated Certificate of Incorporation, assume the removal of classes from the Board of Directors and make all directors elected on an annual basis;

•	allow the Company to vote stock held by it in a fiduciary capacity;

•	require that the Principal Stockholders must consent to changes in the bylaws that would have the effect of limiting their special rights enumerated above; and

•	adopt Delaware as the exclusive jurisdiction for certain legal proceedings.

The summary of the Bylaws set forth in this Item 5.03 does not purport to be complete and is qualified in its entirety by reference to the text of the Bylaws, a copy of which is being filed as Exhibit 3.2 hereto and is incorporated herein by reference.

Item 8.01.	Other Events.

As a result of the Reverse Stock Split, every 135 shares of common stock of the Company outstanding on July 26, 2016 was converted into 1 share of common stock, with fractional shares cashed out based on the closing price per share on the effective date of the Reverse Stock Split.

A new CUSIP number has been issued for the Company’s common stock (78636X204) to distinguish stock certificates issued after the effective date of the Reverse Stock Split. The pre-split CUSIP number was 78636X105.

The common stock began trading on a split-adjusted basis on July 27, 2016 on the Nasdaq Global Market.

This report shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of any of these securities, in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The New Notes, New Notes Shares, New Senior Loan Shares and Warrants have not been registered under the Securities Act or any state securities laws, and unless so registered, may not be offered or sold in the United States or to U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This report contains “forward-looking statements” within the meaning of the U.S. federal securities laws, with respect to the Company’s financial condition, results of operations, cash flows and business, and expectations or beliefs concerning future events. These forward-looking statements can generally be identified by phrases such as “expects,” “anticipates,” “believes,” “estimates,” “intends,” “plans to,” “ought,” “could,” “will,” “should,” “likely,” “appears,” “projects,” “forecasts,” “outlook” or other similar words or phrases. There are inherent risks and uncertainties in any forward-looking statements. Although the Company believes that its expectations are reasonable, it can give no assurance that these expectations will prove to have been correct, and actual results may vary materially. Except as required by law, the Company undertakes no obligation to update, amend or clarify any forward-looking statements to reflect events, new information or otherwise. Some of the important factors that could cause actual results to differ materially from the Company’s expectations are discussed below. All written and oral forward-looking statements attributable to the Company, or persons acting on its behalf, are expressly qualified in their entirety by these cautionary statements.

You should refer to the risk factors from the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, as amended by the Company’s Annual Report on Form 10-K/A filed on April 29, 2016 for specific risks which would cause actual results to be significantly different from those expressed or implied by any of the Company’s forward-looking statements. It is not possible to identify all of the risks, uncertainties and other factors that may affect future results. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this report may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. Accordingly, readers of this report are cautioned not to place undue reliance on the forward-looking statements.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

3.1	Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of SAExploration Holdings, Inc.

3.2	Second Amended and Restated Bylaws.

4.1	Indenture, dated July 27, 2016, by and among the Company, the guarantors named therein and Wilmington Savings Fund Society, FSB, as trustee and noteholder collateral agent.

4.2	Form of 10.000% Senior Secured Second Lien Notes due 2019 (included in Exhibit 4.1).

4.3	Notation of Guarantee executed July 27, 2016, among SAExploration Sub, Inc., SAExploration, Inc., SAExploration Seismic Services (US), LLC and NES, LLC.

4.4

Additional Indebtedness Joinder and Designation, dated as of July 27, 2016, by and among Wells Fargo

Bank, National Association, as ABL Agent, Wilmington Savings Fund Society, FSB, as Existing Noteholder

Agent, Delaware Trust Company, as Term Agent, and Wilmington Savings Fund Society, FSB, as Additional

Noteholder Agent.

10.1	Security Agreement, dated July 27, 2016, by and among the Company, the guarantors named therein and Wilmington Savings Fund Society, FSB, as noteholder collateral agent.

10.2	Registration Rights Agreement, dated July 27, 2016, by and among the Company and the holders named therein.

10.3	Warrant Agreement, dated as of July 27, 2016 between the Company and Continental Stock Transfer & Trust Company, as Warrant Agent.

10.4	Form of Director and Officer Indemnification Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 1, 2016	SAExploration Holdings, Inc.

	By:	/s/ Brent Whiteley
	Name:	Brent Whiteley
	Title:	Chief Financial Officer, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of SAExploration Holdings, Inc.

3.2	Second Amended and Restated Bylaws.

4.1	Indenture, dated July 27, 2016, by and among the Company, the guarantors named therein and Wilmington Savings Fund Society, FSB, as trustee and noteholder collateral agent.

4.2	Form of 10.000% Senior Secured Second Lien Notes due 2019 (included in Exhibit 4.1).

4.3	Notation of Guarantee executed July 27, 2016, among SAExploration Sub, Inc., SAExploration, Inc., SAExploration Seismic Services (US), LLC and NES, LLC.

4.4

Additional Indebtedness Joinder and Designation, dated as of July 27, 2016, by and among Wells Fargo

Bank, National Association, as ABL Agent, Wilmington Savings Fund Society, FSB, as Existing Noteholder

Agent, Delaware Trust Company, as Term Agent, and Wilmington Savings Fund Society, FSB, as Additional

Noteholder Agent.

10.1	Security Agreement, dated July 27, 2016, by and among the Company, the guarantors named therein and Wilmington Savings Fund Society, FSB, as noteholder collateral agent.

10.2	Registration Rights Agreement, dated July 27, 2016, by and among the Company and the holders named therein.

10.3	Warrant Agreement, dated as of July 27, 2016 between the Company and Continental Stock Transfer & Trust Company, as Warrant Agent.

10.4	Form of Director and Officer Indemnification Agreement.